Exhibit 99.1

FOR IMMEDIATE RELEASE

Network 1 Financial Group, Inc. Extends Expiration Date of Outstanding Warrants

Red Bank, NJ, April 8, 2010 – Network 1 Financial Group, Inc. (OTCBB: NTFL) (the “Company”) announced today that the Company has extended the expiration date of its publicly traded common stock purchase warrants (OTCBB: NTFLW) (the “Warrants”).

The Warrants were issued as part of the initial public offering of the Company on April 23, 1999.  This action by the Company has extended the expiration date of the Warrants by eighteen months, from April 23, 2010 until October 23, 2011.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Any such statements are subject to risks and uncertainties, which could cause actual results to vary materially from those indicated. Actual results could differ due to a number of factors, including negative developments relating to the Company’s strategic relationships, the impact of intense competition and changes in the Company’s industry.

Company Contact:

William Hunt
President
Phone: (800) 886-7007
bhunt@netw1.com